EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Ladenburg Thalmann Financial Services Inc. on Form S-8 (Nos. 333-82688, 333-101360, 333-101361, 333-124366, 333-130024, 333-139246, 333-139247, 333-139254, 333-147386, 333-163007, and 333-198056) and Form S-3 (Nos. 333-141517, 333-153373, 333-150851, 333-37934, 333-71526, 333-81964, 333-88866, 333-122240, 333-117952, 333-130026, 333-130028, 333-139244, 333-187322, 333-192712 and 333-216733) of our reports dated March 14, 2019, on our audits of the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, and the effectiveness of Ladenburg Thalmann Financial Services Inc.'s internal control over financial reporting as of December 31, 2018, which reports are included in this Annual Report on Form 10-K to be filed on or about March 14, 2019.

/s/ EisnerAmper LLP

EISNERAMPER LLP
New York, New York
March 14, 2019